Exhibit 99.1

NEWS RELEASE

For More Information Contact:
Kevin Berry, Chief Financial Officer
(408) 934-3144
kevinb@cmd.com

California Micro Devices Reports June Quarter Financial Results

MILPITAS, Calif. – July 19, 2007 – California Micro Devices (Nasdaq Global: CAMD) today announced its financial results for the first quarter of fiscal 2008, which ended June 30, 2007. Revenue, GAAP EPS and non-GAAP EPS were all near or at the high end of revised guidance. Revenue was $13.1 million, compared to $16.1 million a year ago. On a GAAP basis, the company reported a loss of $0.05 per share compared to a loss of $0.09 in Q1 of fiscal 2007, which included a $2.2 million write off of in-process R&D related to the Arques Technology acquisition. On a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, the company posted a loss of $0.02 per share compared to a profit of $0.05 a year ago.

“Q1 was a more challenging quarter than we had originally expected although I’m happy to say that we ended up at the high end of our revised guidance due to stronger demand at the end of the quarter for our older products for personal computers and for our low capacitance ESD protection devices,” said Robert V. Dickinson, president and CEO. “Handset protection revenue declined 20% sequentially, in line with our revised guidance. We believe that our handset protection market share stabilized in the quarter and that the decline in revenue was the result of share shifts in the handset market, channel inventory overhang, component inventory reductions and the deferral of consumer buying decisions for high end phones due to the release of the iPhone at the end of the quarter. We expect our handset protection market share and revenue to both grow in future quarters.”

According to Dickinson, bookings in the June quarter were down sequentially consistent with lower revenue and changes in customer mix. He added that although design wins were down somewhat from the prior quarter, “We were particularly pleased to see design wins for our industry leading Praetorian filters at a second top 5 handset maker as well as additional design wins for our new serial interface display controllers.”

Looking ahead, Dickinson said, “We expect revenue to grow in the September quarter driven primarily by increased demand from the top 5 mobile handset manufacturers with whom we do business.” Q2 revenue is expected to be between $13.0 and $16.0 million and diluted EPS on a GAAP basis to be between a loss of $0.07 and $0.03. On a non-GAAP basis, excluding Arques Technology acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, diluted EPS are expected to be between a loss of $0.04 and breakeven.

Conference Call and Webcast Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its June quarter results. Within the USA, interested parties may access the call by dialing 800-240-5318. International parties may access by dialing 303-262-2140. No password is necessary. A replay may be accessed at www.cmd.com (Investor Relations Link) from approximately 4:00 p.m. Pacific Time on July 19, 2007 and continuing for one year.

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, digital consumer electronics and personal computer markets. Key products include protection devices for mobile handsets, digital consumer electronics products such as digital TVs and personal computers as well as analog and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at www.cmd.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues, both overall and for certain markets for the fiscal 2008 second quarter; our expected GAAP and non-GAAP diluted loss per share for the fiscal 2008 second quarter; and our belief that our mobile handset protection market share and revenue will both start to grow beginning in the fiscal 2008 second quarter. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog; whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products; whether our devices perform to their design specification; whether we incur unexpected operating expenses; whether demand grows as anticipated for those mobile handsets our devices have been designed into and whether customers utilize our devices for those products; there not being any unanticipated price reductions for our devices whether due to competitor inroads or otherwise; and there being no interruption in the supply of quality product from our contract manufacturers, contract assemblers and test houses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures which, among other items, exclude the effects of employee share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude Arques Technology acquisition related costs, including amortization of acquisition-related intangibles and, during the first quarter of fiscal 2007, one-time charges for acquired in-process research and development. . In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to this quarter’s activities and results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information concerning the non-GAAP financial measures, please see the Form 8-K dated July 19, 2007 which the company filed with the Securities and Exchange Commission on July 19, 2007.

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California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	June 30, 2007	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$11,226	$1,908
Short-term investments	36,902	47,116
Accounts receivable, net	5,511	7,514
Inventories	4,858	5,172
Deferred tax assets	2,269	2,201
Prepaid expenses and other current assets	1,074	882

Total current assets	61,840	64,793
Property, plant and equipment, net	6,033	4,840
Goodwill	5,258	5,258
Purchased intangible assets, net	391	432
Other long-term assets	89	560

TOTAL ASSETS	$73,611	$75,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,107	$4,654
Accrued liabilities	1,850	3,269
Deferred margin on shipments to distributors	1,564	1,479
Current maturities of capital lease obligations	132	132

Total current liabilities	7,653	9,534
Other long-term liabilities	284	303

Total liabilities	7,937	9,837

Shareholders’ equity:
Common stock and additional paid-in capital—$0.001 par value; 50,000,000 shares authorized; shares issued and outstanding: 23,200,110 and 23,151,103 as of June 30, 2007 and March 31, 2007, respectively	115,775	114,923
Accumulated other comprehensive loss	(20)	—
Accumulated deficit	(50,081)	(48,877)

Total shareholders’ equity	65,674	66,046

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$73,611	$75,883

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended June 30,
	2007	2006
Net sales	$13,123	$16,072
Cost of sales	9,036	9,989

Gross Margin	4,087	6,083
Operating expenses:
Research and development	1,837	2,055
Selling, general and administrative	3,917	4,194
In-process research and development	—	2,210
Amortization of purchased intangible assets	41	34

Total operating expenses	5,795	8,493

Operating loss	(1,708)	(2,410)
Other income, net	641	539

Loss before income taxes	(1,067)	(1,871)
Income tax expense (benefit)	(11)	204

Net loss	$(1,056)	$(2,075)

Net loss per share–basic	$(0.05)	$(0.09)

Weighted average common shares outstanding–basic	23,180	22,899

Net loss per share–diluted	$(0.05)	$(0.09)

Weighted average common shares and share equivalents outstanding–diluted	23,180	22,899

Reconciliation of net income (loss) to non-GAAP net income:
Net loss	$(1,056)	$(2,075)
Reconciling items:
Amortization of purchased intangible assets	41	34
In-process research and development	—	2,210
Stock-based compensation expense under SFAS 123(R), net of tax	647	844
Difference between effective tax rate and cash basis tax rate	—	167

Non-GAAP net income (loss)	$(368)	$1,180

Non-GAAP:
Net income (loss) per share–basic	$(0.02)	$0.05

Net income (loss) per share–diluted	$(0.02)	$0.05

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	23,180	22,899

Weighted average common shares and share equivalents outstanding–diluted	23,180	23,083

California Micro Devices Corporation

CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended June 30,
	2007	2006
Net sales	$13,123	$16,072
Cost of sales	8,942	9,859

Gross margin	4,181	6,213
Operating expenses:
Research and development	1,668	1,867
Selling, general and administrative	3,533	3,668

Total operating expenses	5,201	5,535

Operating income (loss)	(1,020)	678
Other income, net	641	539

Income (loss) before income taxes	(379)	1,217
Income tax expense (benefit)	(11)	37

Net income (loss)	$(368)	$1,180

Net income (loss) per share–basic	$(0.02)	$0.05

Weighted average common shares outstanding–basic	23,180	22,899

Net income (loss) per share–diluted	$(0.02)	$0.05

Weighted average common shares and share equivalents outstanding–diluted	23,180	23,083

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended June 30,
	2007	2006
Net income (loss) per share:

Basic:
GAAP net loss per share	$(0.05)	$(0.09)
Reconciling items:
Amortization of purchased intangible assets	—	—
In-process research and development	—	0.10
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	0.03
Difference between effective tax rate and cash basis tax rate	—	0.01

Non-GAAP net income (loss) per share	$(0.02)	$0.05

Diluted:
GAAP net loss per share	$(0.05)	$(0.09)
Reconciling items:
Amortization of purchased intangible assets	—	—
In-process research and development	—	0.10
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	0.03
Difference between effective tax rate and cash basis tax rate	—	0.01

Non-GAAP net income (loss) per share	$(0.02)	$0.05